EXHIBIT 1 TO SCHEDULE 13G/A

                         GLOBE BUILDING MATERIALS, INC.
                                       AND
                                C. STEPHEN CLEGG

                             JOINT FILING AGREEMENT


     Globe Building Materials, Inc. ("Globe") and C. Stephen Clegg ("Clegg") hereby agree that the Schedule 13G to which this statement is attached is filed on behalf of Globe and Clegg.


February 9, 1999

                                   GLOBE BUILDING MATERIALS, INC.


                                   By: /s/ C. Stephen Clegg
                                       -----------------------------------------
                                       C. Stephen Clegg, Chief Executive Officer




                                       /s/ C. Stephen Clegg
                                       -----------------------------------------
                                       C. Stephen Clegg




                                        7